UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007 (September 13, 2007)

TETON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31679	84-1482290
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

410 17th Street, Suite 1850
Denver, CO 80202
(Address of principal executive offices, including zip code)

(303) 565-4600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 -	CORPORATE GOVERNANCE AND MANAGEMENT.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 13, 2007, the Board of Directors of Teton Energy Corporation (the “Company”) formally appointed Bill I. Pennington to serve as a director, effective as of September 14, 2007. Mr. Pennington will serve as a member of the Company’s Nominating and Governance Committee, but will not serve on the Audit or Compensation Committees as a result of his former employment with the Company.

On September 13, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company finalized the award of up to 80,000 shares (assuming certain stretch incentive targets are achieved by the Company) of performance-vesting Restricted Stock under the Company’s 2005 Long-Term Incentive Plan (the “LTIP”) to Bill I. Pennington, a member of the Company’s Board of Directors. The Compensation Committee determined that a grant to Mr. Pennington was necessary as Mr. Pennington forfeited all prior awards upon his resignation as Chief Financial Officer. The Restricted Stock Award is a performance-based award and the terms are governed by a Restricted Stock Award Agreement (“Award Agreement”). The vesting period for the Restricted Stock will commence on September 14, 2007 and will run through September 14, 2010. The measurement period will be based on the Company’s performance, as described in detail below, for each of the 12-month periods ending June 30 2008, 2009, and 2010 (the “Performance Period”).

Subject to the terms of the LTIP and the Award Agreement, Mr. Pennington will vest the target number of shares upon the Company’s achievement of the stated performance goals during the Performance Period. In addition, the vesting of the Restricted Stock awards are conditioned on the Mr. Pennington remaining a director of the Company from the date of Award through the end of the Performance Period. The performance measures that govern the grant are:

1.	Increases in the Company’s annual production of crude oil and natural gas (which will account for 25% of the performance measure);

2.	Increases in proven crude oil and natural gas reserves (which will account for 50% of the performance measure); and

3.	Management’s efficiency and effectiveness (which will account for 25% of the performance measure).

The performance measures are consolidated into a composite measure based on the relative weighting of each component as a percentage of 100% as determined by the Company’s Compensation Committee. Consistent with the LTIP, the performance measures have been established in order to provide for the attainment of one, two, and three year objectives.

Achievement of the following targets for the 12 month period ended June 30, 2008, 2009, and 2010 will entitle Mr. Pennington to receive up to the target number of shares of Restricted Stock awarded in the Award Agreement, subject to other provisions of the LTIP and the Award Agreement:

Base Performance Targets

	2008	2009	2010
Composite Measurement	100	122.50	146.88

      Achievement of the following targets for the 12 month period ended June 30, 2008, 2009, and 2010 will entitle Mr. Pennington to receive up to 200% of the target number of shares of Restricted Stock awarded in the Award Agreement, subject to other provisions of the LTIP and the Award Agreement:

Stretch Performance Targets

	2008	2009	2010
Composite Measurement	162.50	196.25	232.81

Achievement of the following targets for the 12 month period ended June 30, 2008, 2009, and 2010 will entitle Mr. Pennington to receive up to 50% of the target number of shares of Restricted Stock awarded in the Award Agreement, subject to other provisions of the LTIP and the Award Agreement:

Threshold Performance Targets

	2008	2009	2010
Composite Measurement	77.5	93.25	110.31

Achievement of results between Performance Targets identified above will entitle Mr. Pennington to payment of a proportional number of shares of Restricted Stock. Mr. Pennington is not entitled to any shares of Restricted Stock if Threshold Performance Targets are not met.

Upon Mr. Pennington’s removal or resignation as a member of the Company’s Board of Directors during the restriction period or before the applicable Performance Targets are satisfied, non-vested shares of Restricted Stock shall be forfeited by him; provided, however, that that the Restricted Stock will vest in the event of death or disability as set forth in the Award Agreement.

In the event that the Base Performance Targets for 2008 are achieved, 20% of the target number of shares of Restricted Stock shall vest and be paid out to Mr. Pennington. In the event that the Base Performance Targets for 2009 are achieved, 30% of the target number of shares of Restricted Stock will vest and be paid out to Mr. Pennington. In the event that the Base Performance Targets for 2010 are achieved, the balance or 50% of the target number of shares of Restricted Stock Units shall vest and be paid out to Mr. Pennington. Stretch and Threshold Performance Targets, if achieved, will be paid out according to the same schedule.

Details of the Award granted to Mr. Pennington is as follows:

	Grant		Vest - Base			Vest - Stretch
	Base	Stretch	2008	2009	2010	2008	2009	2010
Bill I. Pennington	40,000	80,000	8,000	12,000	20,000	16,000	24,000	40,000

A copy of the Company’s press release related to such events is attached hereto as Exhibit 99.1.

SECTION 8 -	OTHER EVENTS.

ITEM 8.01.	OTHER EVENTS.

The information included in Item 5.02 of this Report is incorporated by reference into this Item 8.01.

SECTION 9 -	FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) None.

No.	Description

99.1	Press Release dated September 19, 2007

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: September 19, 2007	TETON ENERGY CORPORATION

	By:	/s/ Karl F. Arleth
Karl F. Arleth
Chief Executive Officer

EXHIBIT INDEX

No.	Description

99.1	Press Release dated September 19, 2007